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Exhibit 10.50

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment to Employment Agreement (this "Amendment") is made and entered into as of November 14, 2001, by and between Hilton Hotels Corporation, a Delaware corporation (the "Company"), and Stephen F. Bollenbach (the "Executive").

        WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of March 9, 2000 (the "Agreement");

        WHEREAS, pursuant to resolutions of the Board of Directors of the Company and the Compensation Committee thereof, the Company deems it advisable to adopt certain amendments to the Change of Control provisions of its employee benefit plans (the "Plans");

        WHEREAS, the Compensation Committee and the Board of Directors of the Company deem it desirable and in the best interests of the Company and its stockholders to amend the Agreement to conform to the amendments made to the other Plans; and

        WHEREAS, the Executive also desires to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Definitions.    Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

        2.    Amendments.    Subject to the conditions set forth below, the Agreement is hereby amended by amending and restating Section 10(a) thereof to read in its entirety as follows:

          "10.    Change of Control

          (a)  For the purpose of this Agreement, a "Change of Control" shall mean:

              (i)  The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding, for this purpose, (A) the Company or its subsidiaries, (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company or (C) Barron Hilton, the Charitable Remainder Unitrust created by Barron Hilton to receive shares from the Estate of Conrad N. Hilton, or the Conrad N. Hilton Foundation, collectively the "Hilton Interests"), of beneficial ownership, (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% (or the higher threshold percentage contained in any shareholder rights plan of the Company) or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of such common stock or the voting securities of the Company as a result of the acquisition of common stock or voting securities by the Company which reduces the amount of common stock or voting securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional common stock or voting securities that increases the percentage of common stock or voting securities beneficially owned by such person, a Change of Control of the Company shall then occur; or

            (ii)  Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

            (iii)  Approval by the stockholders of the Company of (A) a reorganization, merger, consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company;

    provided, however, that the Split was not a "Change of Control" for any purpose under this Agreement."

        3.    Corporate Action.    The execution, delivery, and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and this Amendment has been duly executed and delivered by each of the Company and the Executive.

        4.    Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        5.    References.    Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement, except where the context otherwise requires, shall be deemed to be a reference to the Agreement as modified by this Amendment.

        6.    Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

        7.    Agreement.    The Agreement shall continue to be and remain in full force and effect in accordance with the terms thereof, as modified by this Amendment.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

EXECUTIVE	HILTON HOTELS CORPORATION
/s/ STEPHEN F. BOLLENBACH Stephen F. Bollenbach, President and Chief Executive Officer	By:	/s/ MADELEINE A. KLEINER Madeleine A. Kleiner Executive Vice President, General Counsel and Corporate Secretary

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FIRST AMENDMENT TO EMPLOYMENT AGREEMENT